Exhibit 99.1

Verrica Pharmaceuticals Reports Second Quarter 2021 Financial Results

WEST CHESTER, PA – August 10, 2021 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced financial results for the second quarter ended June 30, 2021.

“This quarter, we continued to ramp up commercial preparations for the potential FDA approval of VP-102, our lead product candidate for the treatment of molluscum contagiosum, including strengthening our senior leadership team and ensuring patient access to VP-102 through productive dialogue with medical providers and payors,” said Ted White, Verrica’s President and Chief Executive Officer. “With a strong financial position, and a PDUFA goal date of September 23, 2021, we continue to invest in our commercial capabilities and, if approved, we look forward to the opportunity to launch VP-102 in the fourth quarter of 2021.”

Business Highlights and Recent Developments

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In May 2021, the Company announced that the U.S. Food and Drug Administration (FDA) extended the Prescription Drug User Fee Act (PDUFA) goal date for the New Drug Application (NDA) for VP-102 (cantharidin 0.7% Topical Solution) for the treatment of molluscum contagiosum by three months to September 23, 2021 to allow the Agency additional time to review information requested and submitted regarding the Company’s training program and distribution model.

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The Company continued to expand its U.S. commercial operations during the quarter in preparation for the potential FDA approval of VP-102, and has made key hires in marketing, sales and payor functions to support product launch and commercialization. The Company will be focusing its sales efforts in Dermatology, Pediatric Dermatology and key academic centers and health systems.

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The Company strengthened its management team in anticipation of the potential commercial launch of VP-102 with the appointment of Terry Kohler as Chief Financial Officer, effective July 16, 2021. Mr. Kohler is a strategic and operational finance leader with over 20 years of commercial business experience, most recently at a global pharmaceutical company with annual revenues over $2 billion.

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The Company continues to prepare to submit an Investigational New Drug Application for LTX-315 in the second half of 2021 for use in all malignant and pre-malignant dermatological indications, other than metastatic melanoma and metastatic merkel cell carcinoma.

Financial Results

Second Quarter 2021 Financial Results

•

Research and development expenses were $3.4 million in the second quarter of 2021, compared to $3.5 million for the same period in 2020. The decrease was primarily attributable to lower clinical costs related to Verrica’s development of VP-102 for external genital warts and common warts.

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General and administrative expenses were $7.3 million in the second quarter of 2021, compared to $5.1 million for the same period in 2020. The increase was primarily driven by increased headcount and other expenses related to pre-commercial activities for VP-102, as well as an increase in insurance, professional fees and other operating expenses.

•	For the second quarter of 2021, net loss on a GAAP basis was $11.8 million, or $0.43 per share, compared to a net loss of $9.4 million, or $0.38 per share, for the same period in 2020.

•	For the second quarter of 2021, non-GAAP net loss was $9.6 million, or $0.35 per share, compared to a non-GAAP net loss of $7.9 million, or $0.32 per share, for the same period in 2020.

Year-to-Date June 2021 Financial Results

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Verrica recognized license revenues of $12.0 million for the six months ended June 30, 2021 related to the Collaboration and License Agreement (the “Torii Agreement”) with Torii Pharmaceutical Col, Ltd (“Torii”). There were no license revenues recognized in 2020.

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Research and development expenses were $8.8 million for the six months ended June 30, 2021, compared to $8.4 million for the same period in 2020. The increase was primarily attributable to a one-time $2.3 million milestone payment to Lytix Biopharma AS upon the achievement of a regulatory milestone for LTX-315, partially offset by decreased Chemistry, Manufacturing and Controls (“CMC”) and clinical costs related to Verrica’s development of VP-102 for molluscum contagiosum, external genital warts, and common warts.

•

General and administrative expenses were $13.9 million for the six months ended June 30, 2021, compared to $10.1 million for the same period in 2020. The increase was primarily driven by increased headcount and other expenses related to pre-commercial activities for VP-102, as well as an increase in insurance, professional fees and other operating expenses.

•	For six months ended June 30, 2021, net loss on a GAAP basis was $12.7 million, or $0.46 per share, compared to a net loss of $19.2 million, or $0.77 per share, for the same period in 2020.

•	For the six months ended June 30, 2021, non-GAAP net loss was $8.8 million, or $0.32 per share, compared to a non-GAAP net loss of $16.7 million, or $0.67 per share, for the same period in 2020.

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As of June 30, 2021, Verrica had aggregate cash, cash equivalents, and marketable securities of $90.1 million. The Company believes that its existing cash, cash equivalents, and marketable securities as of June 30, 2021 will be sufficient to support planned operations at least into the first quarter of 2023.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation charges and non-cash interest expense that are required by GAAP. Verrica believes that non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Verrica believes may not be indicative of its operating performance, because either they are unusual and Verrica does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

About VP-102

Verrica’s lead product candidate, VP-102, is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin (0.7% w/v) delivered via a single-use applicator that allows for precise topical dosing and targeted administration. VP-102 is currently under U.S. Food and Drug Administration (FDA) review, with a PDUFA goal date of September 23, 2021, and could potentially be the first product approved by the FDA to treat molluscum contagiosum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. If approved, VP-102 will be marketed in the United States under the conditionally accepted brand name YCANTH™. In addition, Verrica has successfully completed a Phase 2 study of VP-102 for the treatment of common warts and a Phase 2 study of VP-102 for the treatment of external genital warts.

About Molluscum Contagiosum (Molluscum)

There are currently no FDA-approved treatments for molluscum, a highly contagious viral skin disease that affects approximately six million people — primarily children — in the United States. Molluscum is caused by a pox virus that produces distinctive raised, skin-toned-to-pink-colored lesions that can cause pain, inflammation, itching and bacterial infection. It is easily transmitted through direct skin-to-skin contact or through fomites (objects that carry the disease like toys, towels or wet surfaces) and can spread to other parts of the body or to other people, including siblings. The lesions can be found on most areas of the body and may carry substantial social stigma. Without treatment, molluscum can last for an average of 13 months, and in some cases, up to several years.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. Verrica’s late-stage product candidate, VP-102, is in development to treat molluscum, common warts and external genital warts, three of the largest unmet needs in medical dermatology. Verrica is also developing VP-103, its second cantharidin-based product candidate, for the treatment of plantar warts. The Company has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize LTX-315 for dermatologic oncology conditions. For more information, visit www.verrica.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the Company’s expectations with regard to the potential approval of the NDA for VP-102 and the potential benefits and potential commercialization of VP-102 for the treatment of molluscum, if approved, including the timing of launch, the clinical development of Verrica’s VP-102 for additional indications and Verrica’s other product candidates, and Verrica’s cash, cash equivalents and marketable securities being sufficient to support planned operations at least into the first quarter of 2023. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, uncertainties related to the COVID-19 pandemic and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
License revenue:	$—	$—	$12,000	$—
Operating expenses:
Research and development	3,447	3,521	8,809	8,413
General and administrative	7,284	5,110	13,861	10,098

Total operating expenses	10,731	8,631	22,670	18,511

Loss from operations	(10,731)	(8,631)	(10,670)	(18,511)
Interest income	33	126	65	404
Interest expense	(1,077)	(904)	(2,106)	(1,124)

Net loss	$(11,775)	$(9,409)	$(12,711)	$(19,231)

Net loss per share, basic and diluted	$(0.43)	$(0.38)	$(0.46)	$(0.77)

Weighted average common shares outstanding, basic and diluted	27,513,665	24,965,634	27,697,985	24,964,900

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(unaudited, in thousands)

	June 30, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$90,129	$65,470
Total assets	99,030	74,154
Short term debt	41,005	35,315
Total liabilities	46,874	41,168
Total stockholders’ equity	52,156	32,986

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except per share data)

	Three Months Ended June 30, 2021
	Loss from Operations	Net loss	Net loss per share
GAAP	$(10,731)	$(11,775)	$(0.43)
Non-GAAP Adjustments:
Stock-based compensation – General & Admin (a)	1,423	1,423
Stock-based compensation – Research & Development (a)	425	425
Non-cash interest expense (b)	—	344

Adjusted	$(8,883)	$(9,583)	$(0.35)

	Three Months Ended June 30, 2020
	Loss from Operations	Net loss	Net loss per share
GAAP	$(8,631)	$(9,409)	$(0.38)
Non-GAAP Adjustments:
Stock-based compensation – General & Admin (a)	1,039	1,039
Stock-based compensation – Research & Development (a)	213	213
Non-cash interest expense (b)	—	263

Adjusted	$(7,379)	$(7,894)	$(0.32)

	Six Months Ended June 30, 2021
	Loss from Operations	Net loss	Net loss per share
GAAP	$(10,670)	$(12,711)	$(0.46)
Non-GAAP Adjustments:
Stock-based compensation – General & Admin (a)	2,528	2,528
Stock-based compensation – Research & Development (a)	723	723
Non-cash interest expense (b)	—	707

Adjusted	$(7,419)	$(8,753)	$(0.32)

	Six Months Ended June 30, 2020
	Loss from Operations	Net loss	Net loss per share
GAAP	$(18,511)	$(19,231)	$(0.77)
Non-GAAP Adjustments:
Stock-based compensation – General & Admin (a)	1,860	1,860
Stock-based compensation – Research & Development (a)	390	390
Non-cash interest expense (b)	—	328

Adjusted	$(16,261)	$(16,653)	$(0.67)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest charges are excluded. Verrica believes such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

Terry Kohler

Chief Financial Officer

484.453.3296

info@verrica.com

William Windham

Solebury Trout

646.378.2946

wwindham@soleburytrout.com

Media:

Zara Lockshin

Solebury Trout

646.378.2960

zlockshin@soleburytrout.com